                                                                     EXHIBIT 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------X
IN RE                               :
                                    :
WHX CORPORATION                     :           CHAPTER 11 CASE NO.
                                    :           05-11444(ALG)
                                    :
            DEBTOR.                 :
------------------------------------X

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                        CHAPTER 11 PLAN OF REORGANIZATION
                               OF WHX CORPORATION

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                                             JONES DAY
                                             222 East 41st Street
                                             New York, New York  10017
                                             (212) 326-3939
                                             Richard H. Engman, Esq. (RE - 7861)
                                             Veerle Roovers, Esq. (VR - 5777)
                                             Counsel to WHX Corporation

Dated: March 7, 2005

   Section 1.3    Application of Definitions and Rules of Construction

   Section 2.1    No Classification of Administrative Claims and

   Section 2.5    Classification and Treatment of Claims and Equity Interests..7

   Section 3.2    Conditions Precedent to the Occurrence of the

   Section 4.9    Employment, Retirement and Other Related Agreements

ARTICLE V     PROVISIONS GOVERNING  DISTRIBUTIONS AND FOR RESOLVING AND TREATING

   Section 5.7    Expenses Incurred On or After the Effective Date
                  and Claims of the Disbursing Agent..........................15
   Section 5.8    Time Bar to Cash Payments...................................15
   Section 5.9    Exculpation of the Disbursing Agent.........................15
   Section 5.10   No Distributions Pending Allowance..........................15

                                      -i-

                                      -ii-

            WHX  Corporation,  a  Delaware  corporation  ("WHX"),  as debtor and
debtor-in-possession   (the   "DEBTOR")   proposes   the   following   plan   of
reorganization pursuant to Section 1121(a) of the Bankruptcy Code:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS.

            The capitalized terms used herein shall have the respective meanings set forth below:

            (1)  "Administrative  Claim" means a Claim against the Debtor or its
            Estate  arising  on or after  the  Petition  Date  and  prior to the
            Effective  Date  for a cost  or  expense  of  administration  in the
            Chapter 11 Case, that is entitled to priority or superpriority under
            Sections  503(b),  507(a)(1),  or  507(b)  of  the  Bankruptcy  Code
            including, without limitation, the Indenture Trustee Fees.

            (2) "Affiliate" means each direct and indirect subsidiary of WHX.

            (3) "Allowed," when used

                (a) with respect to any Claim other than an Administrative Claim means any Claim  that is not a  Disallowed  Claim and (i) to the extent it is not a  Contested  Claim as of the  Effective  Date;
                (ii)  to  the  extent  it  may  be  set  forth  pursuant  to any stipulation  or agreement that has been approved by Final Order;
                (iii) to the extent it is a Contested  Claim as of the Effective
                Date, proof of which was filed timely with the Bankruptcy Court, and (A) as to  which no  objection  was  filed by the  Objection
                Deadline,  or (B) as to  which  an  objection  was  filed by the
                Objection  Deadline,  to the extent allowed by a Final Order; or
                (iv)  which  otherwise  becomes  an  Allowed  Claim as  provided herein;

                (b)  with  respect  to  an   Administrative   Claim,   means  an
                Administrative  Claim that has become "Allowed"  pursuant to the procedures set forth herein; and

                (c) with respect to an Equity  Interest means an Equity Interest registered in the stock  register  maintained by or on behalf of the  Debtor  as of the  Voting  Record  Date  and as to which no objection  to the  allowance  thereof,  or action  to  equitably subordinate or otherwise  limit  recovery with respect  thereto, has been interposed  within the applicable  period of limitation fixed by the Plan, the Bankruptcy  Code, the Bankruptcy Rules or
                a Final Order,  or as to which an objection has been  interposed and such Equity Interest has been allowed in whole or in part by a Final Order.

            (4)  "Approval  Order"  means the order,  entered by the  Bankruptcy
            Court on ______ __, 2005,  approving the  Disclosure  Statement and, among other things, authorizing the Debtor to solicit acceptances of the Plan.

            (5)  "Asset"  means  all  of  the  Debtor's  property,  rights,  and interests  that are  property  of the  Debtor's  Estate  pursuant to
            Section 541 of the Bankruptcy Code.

            (6)  "Bankruptcy  Code" means the Bankruptcy  Reform Act of 1978, as amended,  and codified at title 11 of the United  States Code and as applicable to the Chapter 11 Case.

            (7)  "Bankruptcy  Court" means the United States  District Court for the  Southern  District  of New York  having  jurisdiction  over the
            Chapter 11 Case and, to the extent any reference is made pursuant to
            Section 157 of title 28 of the United  States Code,  the  Bankruptcy
            Court unit of such  District  Court,  or any court having  competent jurisdiction to hear appeals or certiorari petitions  therefrom,  or any successor  thereto that may be established by an act of Congress or otherwise,  and that has competent  jurisdiction over the Chapter
            11 Case.

            (8)  "Bankruptcy  Rules"  means  the  Federal  Rules  of  Bankruptcy
            Procedure, as prescribed by the United States Supreme Court pursuant to  Section  2075 of  title  28 of the  United  States  Code  and as applicable to the Chapter 11 Case.

            (9)  "Business  Day" means any day  except  Saturday,  Sunday,  or a
            "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

            (10) "Cash" means legal tender of the United States of America.

            (11) "Causes of Action" means all rights,  claims, causes of action, defenses, debts, demands, damages,  obligations,  and liabilities of any kind or nature  under  contract,  at law or in equity,  known or unknown, contingent or matured, liquidated or unliquidated,  and all
            rights  and  remedies  with  respect  thereto,  including,   without
            limitation,  causes  of  action  arising  under  chapter  5  of  the
            Bankruptcy Code or similar state statutes.

            (12)  "Chapter  11 Case"  means the  Debtor's  voluntary  case under chapter 11 of the Bankruptcy Code.

            (13) "Claim" has the meaning ascribed to such term at section 101(5)
            of the Bankruptcy Code.

            (14) "Collateral" means any Asset subject to a Lien.

            (15)  "Committee"  means any  official  committee  appointed  in the
            Chapter 11 Case, as such committee may be reconstituted from time to time.

            (16) "Common Equity  Interest"  means any share or other  instrument evidencing a common stock ownership interest in the Debtor,  whether or not transferable or denominated "stock" or similar security,  and any  options,  warrants,  convertible  security,  or other rights to acquire such shares or other instruments,  or any legal,  equitable, or contractual Claim arising therefrom, including but not limited to
            Claims  arising  from the  purchase or sale of any such  security or instrument,  the  rescission  of a  purchase  or  sale  of any  such security or instrument,  or for  reimbursement  or  contribution  on account of such a Claim.

            (17)  "Confirmation  Date"  means the date on which the Clerk of the
            Bankruptcy  Court enters the  Confirmation  Order on the docket with respect  to  the  Chapter  11  Case  and  all  other  conditions  to confirmation  of the Plan set forth  herein have been  satisfied  or waived.

            (18) "Confirmation Hearing" means the hearing held by the Bankruptcy
            Court,  as it may be  continued  from  time  to  time,  to  consider confirmation of the Plan.

            (19)  "Confirmation  Order" means the order of the Bankruptcy  Court confirming the Plan in form and substance acceptable to the Debtor.

            (20) "Contested  Claim," means a Claim (a) that is not listed in the
            Schedules; or (b) that is listed in the Schedules, but was scheduled as (i) disputed, contingent, or unliquidated (whether in whole or in part); or (ii) undisputed, liquidated, and not contingent if a proof of claim has been filed with the  Bankruptcy  Court (but only to the extent  the  proof of claim is of a  different  nature  than  (i.e., secured, unsecured, priority, administrative,  etc.), or exceeds the amount  of, the Claim  listed in the  Schedules);  PROVIDED,  that a
            Claim that is Allowed by Final  Order or  pursuant to the Plan shall not be a Contested Claim.

            (21)  "Debtor"  has  the  meaning  set  forth  in  the  introductory paragraph of the Plan.

            (22)  "Disallowed,"  when used with  respect to a Claim or an Equity
            Interest,  means a Claim or Equity Interest that has been disallowed by a Final Order.

            (23) "Disbursing Agent" means New WHX or another entity appointed by
            New WHX to act as Disbursing Agent hereunder.

            (24)  "Disclosure  Statement"  means the  disclosure  statement with respect to the Plan,  together with all exhibits and annexes thereto and any  amendments  or  modifications  thereof,  as approved by the
            Bankruptcy  Court as containing  adequate  information in accordance with Section 1125 of the Bankruptcy Code.

            (25) "Distribution  Date" means, with respect to a particular Claim, the  later of the  Effective  Date or the date on which  such  Claim becomes an Allowed Claim.

            (26)  "Effective  Date"  means the date upon which the  transactions contemplated  herein are consummated,  which shall be a Business Day selected by the Debtor after the first Business Day (a) which is ten
            (10) days after the Confirmation Date, (b) on which the Confirmation
            Order is not stayed,  and (ii) on which all  conditions to the entry of the  Confirmation  Order and the occurrence of the Effective Date have been satisfied or waived as provided herein.

            (27)  "Entity"  has the  meaning  ascribed  to such term at  section
            101(15) of the Bankruptcy Code.

            (28)  "Equity   Interest"  means  any  share  or  other   instrument
            evidencing  an  ownership  interest  in the  Debtor,  whether or not transferable or denominated  "stock," or similar  security,  and any options, warrants,  convertible security, or other rights to acquire such shares or other instruments.

            (29) "ERISA" means the Employee  Retirement  Income  Security Act of
            1974, as amended, 29 U.S.C. ss.ss. 1301-1461.

            (30)  "Estate"  means the estate of the Debtor  created  pursuant to
            Section 541 of the Bankruptcy Code.

            (31)  "Estate  Causes of  Action"  means all Causes of Action of the
            Estate against any Entity.

            (32) "Fee  Application"  means an  application  or other request for compensation  or  reimbursement  of expenses  incurred in connection with the Chapter 11 Case of a  Professional  Person  under  Sections
            328, 330, or 503 of the Bankruptcy Code.

            (33) "Fee Claim" means a Claim under  Sections  328,  330, or 503 of the Bankruptcy Code for compensation  and  reimbursement of expenses incurred in connection with the Chapter 11 Case.

            (34) "Final Order" means (a) an order or judgment of the  Bankruptcy
            Court as to which the time to appeal,  petition for  CERTIORARI,  or other  proceedings for reargument or rehearing has expired and as to which no appeal,  petition for CERTIORARI,  or other proceedings for reargument  or rehearing  shall then be pending or, (b) in the event that an appeal, petition for CERTIORARI, or motion for reargument or rehearing has been sought,  such order of the Bankruptcy Court shall have been  affirmed  by the  highest  court to which  such order was appealed  or from which  reargument  or  rehearing  was  sought,  or
            CERTIORARI has been denied, and the time to take any further appeal, petition for  CERTIORARI  or other  proceedings  for  reargument  or rehearing shall have expired; PROVIDED, HOWEVER, that no order shall fail to be a Final Order solely  because of the  possibility  that a motion  pursuant to Rule 60 of the Federal Rules of Civil  Procedure may be filed with respect to such order.

            (35)  "Indemnitee"  means an  individual  serving  on and  after the
            Petition Date as an employee, officer or director of the Debtor.

            (36) "Indenture  Trustee" means Bank One, N.A., as trustee  pursuant to the Senior Notes Indenture.

            (37)  "Indenture  Trustee Fees" means the  reasonable  compensation,
            fees,  expenses,  disbursements,   advances  and  indemnity  claims,
            including,   without   limitation,   attorneys'  and  agents'  fees,
            expenses,  and  disbursements,  incurred by the  Indenture  Trustee, whether  prior to or after the Petition Date and whether prior to or after  the  consummation  of the  Plan  and  the  occurrence  of the
            Effective Date.

            (38) "Lien" has the meaning ascribed to such term at section 101(37)
            of the Bankruptcy Code.

            (39) "New Bylaws" means the Bylaws of New WHX  substantially  in the form filed as a Plan Document.

            (40) "New Charter" means the  Certificate of  Incorporation  for New
            WHX substantially in the form filed as a Plan Document.

            (41) "New WHX"  means  reorganized  WHX upon the  occurrence  of the
            Effective Date.

            (42) "New WHX Common  Stock" means  10,000,000  shares of fully paid and  non-assessable  common  stock of New WHX,  par value $0.001 per share, to be issued under and pursuant to the Plan.

            (43) "Objection  Deadline" means the deadline for filing  objections to Claims as set forth in Section 5.11 of the Plan.

            (44) "Other Unsecured Claim" means any Unsecured Claim that is not a
            Senior Notes Claim.

            (45) "Unsecured Claim" means any Claim that is not an Administrative
            Claim,  a Priority  Non-Tax  Claim,  a Priority Tax Claim, a Secured
            Claim, or a Subordinated Claim.

            (46)  "PBGC"  means the  Pension  Benefit  Guaranty  Corporation,  a wholly-owned  United States government  corporation and an agency of the United States that  administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

            (47)  "Person"  has the  meaning  ascribed  to such term at  section
            101(41) of the Bankruptcy Code.

            (48)  "Petition  Date"  means  March 7, 2005,  the date on which the
            Chapter 11 Case was commenced.

            (49) "Plan" means this chapter 11 plan, the Plan Schedules, the Plan
            Documents, and all supplements,  appendices,  and schedules thereto, either  in  their  present  form or as any of them  may be  amended, restated, or modified from time to time, as permitted herein.

            (50) "Plan  Documents"  means the documents that aid in effectuating the Plan specifically  identified herein,  including but not limited to, the New Charter, the New Bylaws, and the Plan Schedules, each in the form filed with the Bankruptcy Court pursuant to Section 4.10 of the Plan.

            (51) "Plan  Schedules"  means the  schedules to the Plan in the form filed as a Plan Document.

            (52)  "Preferred  Equity  Interest"  means any Series A Interest  or
            Series B Interest.

            (53) "Priority  Non-Tax Claim" means any Claim accorded  priority in right of payment under Section  507(a)(3),  (4), (5), (6), or (7) of the Bankruptcy Code.

            (54)  "Priority Tax Claim" means a Claim of a  governmental  unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

            (55)  "Professional  Person"  means  a  Person  retained  or  to  be compensated  pursuant to Sections 327, 328, 330, 503(b),  or 1103 of the Bankruptcy Code.

            (56) "Proponent" means the Debtor.

            (57) "Pro Rata Share" means the ratio (expressed as a percentage) of the  amount or  number  (as  applicable)  that an  Allowed  Claim or
            Allowed Equity  Interest in a particular  class under the Plan bears to the aggregate  amount or number (as  applicable) of all similarly classified  Claims or Equity  Interests  (including  those  that are
            Contested, but not including those that are Disallowed).

            (58)  "Schedules"  means  the  Debtor's   schedules  of  assets  and
            liabilities and the statements of financial affairs on file with the
            Bankruptcy  Court pursuant to Section 521 of the Bankruptcy Code and
            Bankruptcy  Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

            (59)  "Secured  Claim"  means (a) a Claim  secured  by a Lien on any
            Asset,  which  lien  is  valid,  perfected,  and  enforceable  under applicable law and is not subject to avoidance  under the Bankruptcy
            Code or other applicable  non-bankruptcy law, but only to the extent of the value of the  Collateral  that secures  payment of the Claim;
            (b) a Claim that is subject to a valid right of setoff under Section
            553 of the  Bankruptcy  Code; and (c) a Claim Allowed under the Plan as a Secured Claim.

            (60) "Selling Holder" means a holder of an Allowed Senior Note Claim or Allowed  Preferred  Equity Interest that sells its Allowed Senior
            Note  Claim  or  Allowed  Preferred  Equity  Interest  to a  Standby
            Purchaser. If more Holders wish to sell their Claims or Interests to the Standby  Purchaser(s) than such Standby Purchaser(s) has offered to purchase,  then each Holder  wishing to sell shall be entitled to be a Selling  Holder with respect to its pro rata share of the total amount of Claims or Interests permitted to be sold.

            (61)  "Senior  Note"  means any note  issued by WHX  pursuant to the
            Senior Notes Indenture.

            (62)  "Senior  Notes  Claim" means any Claim that arises under or in connection with a Senior Note or the Senior Notes Indenture.

            (63)  "Senior  Notes  Indenture"  means (a) that  certain  indenture pertaining to those  certain 10 1/2 % senior notes due 2005,  issued in the aggregate principal amount of $350,000,000, dated as of April
            7, 1998, and (b) that certain first supplemental  indenture dated as of  October  6,  2000 to  indenture  dated  April 7,  1998  (each as subsequently amended, restated, modified or otherwise supplemented), between WHX, as issuer and the Indenture Trustee.

            (64)  "Series  A  Interest"  means  any  share or  other  instrument evidencing  a Series A  preferred  stock  ownership  interest in the
            Debtor,  whether  or not  transferable  or  denominated  "stock"  or similar security, and any options,  warrants,  convertible security, or other rights to acquire such shares or other instruments,  or any legal, equitable, or contractual Claim arising therefrom,  including but not limited to Claims  arising  from the purchase or sale of any such security or instrument, the rescission of a purchase or sale of
            any  such  security  or   instrument,   or  for   reimbursement   or
            contribution on account of such a Claim.

            (65)  "Series  B  Interest"  means  any  share or  other  instrument evidencing  a Series B  preferred  stock  ownership  interest in the
            Debtor,  whether  or not  transferable  or  denominated  "stock"  or similar security, and any options,  warrants,  convertible security, or other rights to acquire such shares or other instruments,  or any legal, equitable, or contractual Claim arising therefrom,  including but not limited to Claims  arising  from the purchase or sale of any such security or instrument, the rescission of a purchase or sale of
            any  such  security  or   instrument,   or  for   reimbursement   or
            contribution on account of such a Claim.

            (66) "Standby  Purchaser" means the Person(s) selected by the Debtor as offering  the  highest and best value to the Selling  Holders for the pre-Effective  Date purchase of their Allowed Senior Note Claims and/or Allowed Preferred Equity Interests.

            (67) "WHX" has the meaning set forth in the  introductory  paragraph of the Plan.

            (68) "WHX Entities" means the Debtor and the Affiliates.

SECTION 1.2 INTERPRETATION.

            Unless  otherwise  specified,  all  Section,  article,  and  exhibit references in the Plan are to the respective  Section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time.
The headings in the Plan are for  convenience  of  reference  only and shall not limit or  otherwise  affect  the  provisions  of the Plan.  Words  denoting  the singular  number  shall  include  the plural  number and vice  versa,  and words denoting  one  gender  shall  include  the  other  gender.  In the  event  of an inconsistency  between the Plan and any other  document or agreement,  the terms and provisions of the Plan shall govern and control.  However, to the extent any term or  provision  of the  Plan is  determined  by the  Bankruptcy  Court to be ambiguous,  the  Disclosure  Statement  may  be  referred  to  for  purposes  of interpreting such ambiguous term or provision.

SECTION 1.3 APPLICATION OF DEFINITIONS  AND RULES OF  CONSTRUCTION  CONTAINED IN
            THE BANKRUPTCY CODE.

            A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code and interpretive case law.
The rules of construction  contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

SECTION 1.4 OTHER TERMS.

            The words "herein," "hereof,"  "hereto,"  "hereunder," and others of similar import refer to the Plan as a whole and not to any  particular  Section,
Subsection, or clause contained in the Plan.

SECTION 1.5 PLAN SCHEDULES AND PLAN DOCUMENTS.

            All Plan Schedules and Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

SECTION 2.1 NO CLASSIFICATION OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

            As  provided  in  Section   1123(a)(1)  of  the   Bankruptcy   Code,
Administrative  Claims and  Priority  Tax  Claims  shall not be  classified  for purposes of voting or receiving  distributions  under the Plan.  All such Claims shall be  treated  separately  as  unclassified  Claims  on the  terms set forth herein.

SECTION 2.2 STANDBY PURCHASE OF CERTAIN CLAIMS AND INTERESTS.

            [TO BE ADDED PRIOR TO  DISCLOSURE  STATEMENT  HEARING -- Any Standby
Purchaser(s)  and the  material  terms of such  Standby  Purchaser(s)'  offer to holders of Allowed  Claims and/or  Allowed  Preferred  Equity  Interests will be identified prior to the hearing on the Debtor's Disclosure Statement].

SECTION 2.3 TREATMENT OF ADMINISTRATIVE CLAIMS.

            (a) TIME FOR FILING  ADMINISTRATIVE  CLAIMS.  Except with respect to
            (i) a Fee Claim, (ii) a liability  incurred and paid in the ordinary course of business by the Debtor, or (iii) an  Administrative  Claim that has been allowed on or before the Effective Date, the holder of an  Administrative  Claim  must file with the  Bankruptcy  Court and serve notice of such Administrative Claim upon counsel to the Debtor within fifteen (15) days after the  Confirmation  Date.  Such notice must  include  at a  minimum  (A)  the  name  of the  holder  of the
            Administrative  Claim, (B) the amount of the  Administrative  Claim, and (C) the basis of the Administrative  Claim. Failure to file this notice timely and properly shall result in the Administrative  Claim being forever barred and discharged.

            (b) TIME FOR FILING FEE CLAIMS.  Each  Professional  Person or other entity that holds or asserts an  Administrative  Claim that is a Fee
            Claim  incurred  before the Effective Date shall be required to file with the  Bankruptcy  Court,  and serve on all  parties  required to receive notice, a Fee Application  within forty-five (45) days after the Effective  Date. The failure to file timely the Fee  Application shall result in the Fee Claim being forever barred and discharged.

            (c) ALLOWANCE OF ADMINISTRATIVE CLAIMS. An Administrative Claim with respect to which notice has been properly  filed pursuant to Section
            2.2(a)  herein  shall become an Allowed  Administrative  Claim if no
            objection   is  filed   within   forty-five   (45)  days  after  the
            Confirmation  Date specified in Section 2.2(a) herein, or such later date as may be  approved  by the  Bankruptcy  Court on motion of the
            Debtor.   If  an  objection   is  filed  within  such  period,   the
            Administrative  Claim shall become an Allowed  Administrative  Claim only to the  extent  allowed  by Final  Order or as agreed to by the
            Debtor.  An  Administrative  Claim  that is a Fee  Claim,  and  with respect to which a Fee  Application has been properly filed pursuant to Section  2.2(b)  herein,  shall become an Allowed  Administrative
            Claim only to the extent allowed by Final Order.  An  Administrative
            Claim as to which no notice  need be filed as set  forth in  Section
            2.2(a)(ii) or (iii) shall be an Allowed  Administrative Claim on the
            Effective Date.

            (d)  PAYMENT OF ALLOWED  ADMINISTRATIVE  CLAIMS.  Each  holder of an
            Allowed  Administrative  Claim shall  receive (i) an amount equal to such holder's  Allowed Claim in one Cash payment on the Distribution
            Date, or (ii) such other  treatment as may be agreed upon in writing
            by  such  holder  and  the  Debtor;   PROVIDED,   HOWEVER,  that  an
            Administrative  Claim  representing  a  liability  incurred  in  the ordinary  course  of  business  of the  Debtor  may be  paid  at the
            Debtor's election in the ordinary course of business by such Debtor.
            All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtor.

            (e) Payment of Indenture Trustee.

                (i) INDENTURE  TRUSTEE FEES. All Allowed  Indenture Trustee Fees
                shall be paid in Cash as an Administrative Claim.

                                       1

                (ii) ADDITIONAL  INDENTURE  TRUSTEE FEES. To the extent that the
                Indenture  Trustee provides services of any kind or nature on or following the Effective Date, the Indenture Trustee will receive from New WHX,  without the need for  application to, or approval of, the Bankruptcy  Court,  all Indenture  Trustee Fees incurred from and after the  Effective  Date,  subject to approval by New
                WHX.

SECTION 2.4 TREATMENT OF PRIORITY TAX CLAIMS.

            Each holder of an Allowed Priority Tax Claim shall receive,  in full satisfaction of such holder's Allowed Priority Tax Claim, (a) the amount of such holder's Allowed  Priority Tax Claim,  with simple interest at the rate of 5.50%
per  annum or such  other  rate as the  Bankruptcy  Court may  determine  at the
Confirmation Hearing is appropriate, in equal annual Cash payments, beginning on the  Distribution  Date and continuing on each  anniversary of the  Distribution
Date,  until the  sixth  anniversary  of the date of  assessment  of such  Claim
(PROVIDED that, New WHX may prepay the balance of any such Allowed  Priority Tax
Claim at any time without penalty);  (ii) a lesser amount in one Cash payment as may be agreed upon in writing by such holder and the Debtor, or (iii) such other treatment  as may be agreed upon in writing by such  holder and the Debtor.  The
Confirmation  Order  shall  constitute  and  provide  for an  injunction  by the
Bankruptcy  Court as of the Effective  Date against any holder of a Priority Tax
Claim from  commencing  or  continuing  any  action or  proceeding  against  any responsible  person  or  officer  or  director  of the  Debtor  or New WHX  that otherwise  would be liable to such holder for payment of a Priority Tax Claim so long as New WHX is not in default of its obligations  with respect to such Claim under this Section.

SECTION 2.5 CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.

                (a) The following table designates the classes of Claims against and Equity  Interests in the Debtor and specifies which of those classes  are (i)  impaired  or  unimpaired  by the Plan and (ii)
                entitled to vote to accept or reject the Plan in accordance with
                Section 1126 of the Bankruptcy Code.

       Class                  Designation                        Impairment           Entitled to Vote
       -----                  -----------                        ----------           ----------------
         1           Priority Non-Tax Claims                     Unimpaired         No (deemed to accept)
         2           Secured Claims                              Unimpaired         No (deemed to accept)
         3           Senior Notes Claims                         Impaired                     Yes
         4           Other Unsecured Claims                      Impaired                     Yes
         5           Series A Preferred Equity Interests         Impaired                     Yes
         6           Series B Preferred Equity Interests         Impaired                     Yes
         7           Common Equity Interests                     Impaired           No (deemed to reject)

                (b) For purposes of organization, voting, distributions, and all confirmation  matters,  except as otherwise provided herein, all
                Claims and Equity Interests shall be treated as follows:

            (i) CLASS 1:  PRIORITY  NON-TAX  CLAIMS.  Each  holder of an Allowed
            Priority  Non-Tax  Claim  shall be  unimpaired  under  the Plan and, pursuant to Section 1124 of the  Bankruptcy  Code, all of the legal, equitable  and  contractual  rights  of each  holder  of an  Allowed
            Priority  Non-Tax  Claim in  respect  of such  Claim  shall be fully reinstated  and  retained as though the Chapter 11 Case had not been filed.  Holders of Allowed  Class 1 Claims  shall not be entitled to vote on the Plan and, instead,  shall be deemed to have accepted the
            Plan.

            (ii) CLASS 2: SECURED CLAIMS.  Except to the extent that a holder of an Allowed  Secured  Claim  agrees to a  different  treatment,  each
            holder  of  an  Allowed   Secured  Claim  shall   receive,   on  the
            Distribution  Date,  in full  satisfaction  of such Allowed  Secured
            Claim,  at the sole option of New WHX,  either (A) Cash in an amount equal to one hundred  percent  (100%) of the amount of such  Allowed
            Secured  Claim,  (B) the proceeds of the sale or  disposition of the
            Collateral  securing such Allowed Secured Claim to the extent of the value of the holder's secured  interest in such Collateral,  (C) the
            Collateral  securing such Allowed  Secured Claim,  or (D) such other distribution  as  necessary to satisfy the  requirements  of Section
            1124 of the  Bankruptcy  Code.  In the event New WHX  treats a Claim under clause (A) or (B) of this Subsection,  the Liens securing such
            Secured  Claim  shall  be  deemed  released.   Class  2  Claims  are
            unimpaired  by the Plan and holders of Allowed  Class 2 Claims shall not be entitled to vote on the Plan, and instead, shall be deemed to have accepted the Plan.

            (iii) CLASS 3: SENIOR  NOTES  CLAIMS.  On the  Effective  Date,  the
            Senior Notes Claims shall be Allowed Claims in the aggregate  amount of  $96,664,295.  On the  Distribution  Date,  in full and  complete satisfaction  of all Senior Notes Claims,  each holder of an Allowed

            Senior  Note Claim that is not a Selling  Holder will  receive  such holder's Pro Rata Share of 8,500,000 shares of New WHX Common Stock.
            Class 3 Claims are impaired by the Plan and holders of Allowed Class
            3 Claims shall be entitled to vote to accept or reject the Plan.

            (iv) CLASS 4: OTHER UNSECURED CLAIMS.  On the Distribution  Date, in
            full and complete  satisfaction of all Other Unsecured Claims,  each holder of an Allowed Other Unsecured Claim shall receive Cash in the amount of its  Allowed  Other  Unsecured  Claim.  Class 4 Claims are
            impaired by the Plan and holders of Allowed  Class 4 Claims shall be entitled to vote to accept or reject the Plan.

            (v) CLASS 5: SERIES A INTERESTS.  On the  Effective  Date,  each and every Series A Interest  shall be cancelled and  discharged.  On the
            Distribution Date, in full and complete satisfaction of all Series A
            Interests,  each holder of an Allowed  Series A Interest,  including any  Standby  Purchaser(s),  shall  receive  its Pro  Rata  Share of
            686,853 shares of New WHX Common Stock.  Class 5 Claims are impaired by the Plan and holders of Allowed  Class 5 Claims shall be entitled to vote to accept or reject the Plan.

            (vi) CLASS 6: SERIES B INTERESTS.  On the Effective  Date,  each and every Series B Interest  shall be cancelled and  discharged.  On the
            Distribution Date, in full and complete satisfaction of all Series B
            Interests,  (a)  each  holder  of  an  Allowed  Series  B  Interest, including any Standby Purchaser(s), shall receive its Pro Rata Share of  813,147  shares  of New WHX  Common  Stock.  Class 6 Claims  are impaired by the Plan and holders of Allowed  Class 6 Claims shall be entitled to vote to accept or reject the Plan.

            (vii) CLASS 7: COMMON EQUITY INTERESTS.  On the Effective Date, each and every  Common  Equity  Interest  in WHX shall be  cancelled  and discharged  and the holders  thereof shall  receive no  distribution under the Plan on account of such  Class 7 Common  Equity  Interests
            [or such DE MINIMIS  distribution  as may  facilitate the closing of broker  dealer  positions].  Class 7  Common  Equity  Interests  are impaired  by the Plan,  however,  holders  of Class 7 Common  Equity
            Interests  shall not be entitled  to vote on the Plan and,  instead, shall be deemed to have rejected the Plan.

SECTION 2.6 CLASSIFICATION RULES.

            A Claim is in a  particular  Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim  qualifies  within the  description  of a different  Class.  Pursuant to Section  1123(a)(4) of the
Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment  unless  the holder of a  particular  Allowed  Claim  agrees to a less favorable  treatment  for such  Allowed  Claim.  The Plan shall  give  effect to subordination  agreements which are enforceable  under applicable  nonbankruptcy law, pursuant to Section 510(a) of the Bankruptcy Code, except to the extent the beneficiary or  beneficiaries  thereof agree to less favorable  treatment.  This
Plan shall also give effect to the  subordination  rules of Sections  510(b) and
(c) of the Bankruptcy Code.

SECTION 2.7 IMPAIRMENT CONTROVERSIES.

            If a controversy  arises as to whether any Claim or Equity Interest, or any class of Claims or class of Equity Interests, is impaired under the Plan, the  Bankruptcy  Court  shall,  after  notice  and  a  hearing,  determine  such controversy.

SECTION 2.8 CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

            Class 7 is a Class  of  Equity  Interests  that  is  deemed  to have rejected the Plan.  Notwithstanding  such  rejection (or the rejection by one or more  other  impaired  classes  under the  Plan),  the  Debtor  intends  to seek confirmation  of the Plan in accordance  with Section  1129(b) of the Bankruptcy
Code.

SECTION 2.9 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            (a)  ASSUMPTIONS  IF NOT  REJECTED.  The Plan  constitutes  a motion pursuant to Section 365(a) of the  Bankruptcy  Code by WHX to assume and  assign  to New  WHX,  each and  every  executory  contract  and unexpired  lease of the Debtor that has not been rejected or that is not  being  rejected,  either  pursuant  to the Plan or by  separate motion.  The  Confirmation  Order shall  constitute  the  Bankruptcy
            Court's  approval of such  assumptions and  assignments  pursuant to
            Section 365(a) of the Bankruptcy Code and findings by the Bankruptcy
            Court that the requirements of Section 365(b) of the Bankruptcy Code have been  satisfied  with  respect  to each  assumed  and  assigned contract and lease,  and that each such assumption and assignment is in the best interests of the Debtor and its Estate.

            (b) REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.  Pursuant
            to Section  365(a) of the Bankruptcy  Code,  the Plan  constitutes a motion to reject,  upon the occurrence of the Effective  Date,  each and every executory  contract and unexpired lease (i) that is listed in the Plan  Schedules as being  rejected  pursuant to the Plan. The
            Confirmation  Order shall constitute the Bankruptcy Court's approval of such rejections pursuant to Section 365(a) of the Bankruptcy Code and  findings  by the  Bankruptcy  Court  that the  requirements  of
            Section  365(a) of the  Bankruptcy  Code have  been  satisfied  with respect to each rejected  executory contract or lease, and that each such  rejection  is in the  best  interests  of the  Debtor  and its
            Estate.

            (c)  INDEMNIFICATION  OBLIGATIONS.  The obligations of the Debtor to indemnify, defend, advance litigation expenses,  reimburse, or limit the liability of any  Indemnitee by reason of such person's  service as an  employee,  officer,  or  director  of the Debtor or as may be otherwise  provided  in the  Debtor's  constituent  documents,  in a written  agreement  with the Debtor,  or in applicable  law, each as applicable,  shall be treated as executory  contracts that are being assumed  and  assigned  to New WHX  pursuant to the Plan and Section
            365(a) of the Bankruptcy Code.  Accordingly,  such obligations shall
            be   unimpaired   by  the  Plan   irrespective   of   whether   such
            indemnification  is owed with  respect to an act or event  occurring before or after the Petition Date.

            (d) CURE  PAYMENTS.  Any Claim for amounts owed  pursuant to Section
            365(b)(1) of the Bankruptcy Code or as a consequence of the Debtor's
            assumption  or   assignment  of  an  executory   contract  or  lease
            (excluding  claims arising from the  assumptions of  indemnification obligations  pursuant to Section 2.9(c) herein) must be timely filed and served as provided in Section  2.2(a) of the Plan. Any Claim for amounts owed pursuant to Section 365(b)(1) of the Bankruptcy Code as a  consequence  of  the  Debtor's  assumption  or  assignment  of an executory  contract  or lease  (excluding  claims  arising  from the assumptions  of  indemnification  obligations  pursuant  to  Section
            2.8(c) herein) that is not filed and served within such time will be forever barred from  assertion and shall not be enforceable  against
            New WHX or its assets,  nor against the Debtor,  its Estate,  or its
            Assets.  Unless otherwise  ordered by the Bankruptcy Court, all such
            Claims  for  amounts  owed  pursuant  to  Section  365(b)(1)  of the
            Bankruptcy  Code as a  consequence  of the  Debtor's  assumption  or assignment  of an executory  contract or lease that are timely filed as provided herein shall be treated as Administrative Claims.

            (e)  CLAIMS  ARISING  FROM  REJECTION.  A  Claim  arising  from  the rejection of an executory  contract or unexpired lease must be filed with the  Bankruptcy  Court and served on the Debtor (i) in the case
            of  an  order   approving  such  rejection   entered  prior  to  the
            Confirmation  Date, in accordance with the such order but in no case more than thirty (30) days after the Confirmation  Date, (ii) in the case of an executory  contract or  unexpired  lease that is rejected hereunder,  no later than  thirty  (30) days after the  Confirmation
            Date,  or (iii) in the case of an  order  approving  such  rejection entered after the Confirmation  Date, in accordance with such order.
            Any Claim  arising from the  rejection  of an executory  contract or unexpired  lease for which a proof of claim is not filed and  served within such time will be forever barred from assertion and shall not be enforceable against the Debtor, its Estate or its Assets.  Unless otherwise  ordered by the Bankruptcy Court, all such Claims that are timely filed as provided  herein shall be treated as Other Unsecured
            Claims under the Plan.

                                  ARTICLE III

                            CONFIRMATION OF THE PLAN

SECTION 3.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

            It is a condition to  confirmation of the Plan that the Clerk of the
Bankruptcy  Court shall have entered the Confirmation  Order which,  among other things, shall

            (a)  authorize  and  approve  in  all  respects  the  Plan  and  all
            transactions   contemplated  thereby  or  in  connection  therewith,
            including  but not  limited to (i) the New  Charter  and New Bylaws,
            (ii) the issuance of the New WHX Common Stock,  (iii) the assumption and assignment of all executory  contracts and unexpired leases that the Debtor may seek to assume  and assign  under the Plan,  and (iv)
            the rejection of all unexpired  leases and executory  contracts that the Debtor may seek to reject under the Plan; and

            (b) be in form and substance and contain findings and conclusions in support of confirmation of the Plan that are reasonably satisfactory to the Debtor.

SECTION 3.2 CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

            It is a condition to the  occurrence of the Effective  Date that the following shall have occurred on or before July 31, 2005:

            (a) the  Confirmation  Order  shall  have  been (i)  entered  by the
            Bankruptcy Court, and (ii) become a Final Order;

            (b)  all  necessary  and  material  consents,   authorizations,  and
            approvals,    including,    without    limitation,    consents   and
            authorizations  under each Plan  Document,  shall have been given or waived for the  transfers  and  transactions  described in the Plan, including,  without  limitation,  the  transfers of property and the payments described in the Plan, as applicable;

            (c) the Debtor shall have purchased directors and officers liability insurance  for  New  WHX in  form,  substance  and  amount  that  is reasonably acceptable to the initial board of directors of New WHX.

            (d) the Debtor  shall have  executed  and  delivered  all  documents necessary to effectuate the issuance of the New WHX Common Shares.

SECTION 3.3 WAIVER OF CONDITIONS.

            (a) The Debtor expressly  reserves the right to waive the conditions to confirmation of the Plan described in Section 3.1.

            (b) The Debtor may waive the  conditions  to the  occurrence  of the
            Effective Date described in Section 3.2.

SECTION 3.4 EFFECT OF FAILURE OF CONDITIONS

            In the event that one or more of the conditions specified in Section
3.2 hereof shall not have occurred or been waived  pursuant to Section 3.3 on or before July 31,  2005,  (a) the  Confirmation  Order  shall be  vacated;  (b) no distributions under the Plan shall be made; (c) the Debtor and holders of Claims and  Equity  Interests  shall be  restored  to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered;  and (d) the Debtor's obligations with respect to Claims and
Equity Interests shall remain unchanged and nothing contained in this Plan shall constitute or be deemed a waiver or release of any Claims,  Equity  Interests or
Causes of Action,  or to prejudice in any manner the rights of the Debtor or any other Entity in any further proceedings involving the Debtor.

                                   ARTICLE IV

              EFFECT OF CONFIRMATION AND EFFECTIVENESS OF THE PLAN

SECTION 4.1 DEBTOR'S AUTHORITY

            Until the Effective Date, the Bankruptcy  Court shall retain custody and  jurisdiction of the Debtor and its Assets and operations.  On and after the
Effective Date, the Debtor and its Assets and operations  shall be released from the custody and jurisdiction of the Bankruptcy  Court,  except for those matters as to which the Bankruptcy Court  specifically  retains  jurisdiction  under the
Plan or the Confirmation  Order;  PROVIDED,  HOWEVER,  that the Cash and New WHX
Common Stock to be  distributed  pursuant to the Plan will remain subject to the jurisdiction  and custody of the Bankruptcy  Court until they are distributed or become unclaimed property as provided herein.

SECTION 4.2 VESTING OF ASSETS

            On the Effective Date,  title to: (i) all Assets of the Debtor shall vest in New  WHX  free  and  clear  of all  Liens,  Causes  of  Action,  Claims, encumbrances,  Equity  Interests  and interests  against,  in, or on such Assets except as may be provided in Section 2.4(b)(ii) of the Plan.

                                       10

SECTION 4.3 DISCHARGE OF THE DEBTOR

            Except as may be provided herein or in the  Confirmation  Order, the rights  afforded  in the  Plan and the  payments  and  distributions  to be made hereunder  shall discharge all Causes of Action against the Debtor or its Estate that arose before the Effective Date to the extent  permitted by Section 1141 of the  Bankruptcy  Code,  including but not limited to all Causes of Action of the kind specified in Section  502(g),  502(h),  or 502(i) of the  Bankruptcy  Code,
whether  or not (i) a proof of claim  based  upon  such  debt is filed or deemed filed under  Section 501 of the  Bankruptcy  Code;  (ii) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based upon such debt has  accepted  the Plan.  The  Confirmation  Order, except as  provided  herein or  therein,  shall be a judicial  determination  of discharge of all Causes of Action against the Debtor,  such discharge shall void any judgment against the Debtor at any time obtained to the extent it relates to a discharged Cause of Action, and all Entities shall be precluded from asserting against the Debtor, or any of the Assets, any Cause of Action based upon any act or omission,  transaction, or other activity of any kind or nature that occurred prior to the Effective Date,  whether or not such holder filed a proof of claim.
As provided in Section 524 of the  Bankruptcy  Code,  entry of the  Confirmation
Order  shall  operate as an  injunction  against the  prosecution  of any action against  the Debtor or its  property  to the  extent it relates to a  discharged
Cause of Action.

SECTION 4.4 INJUNCTION

            On the Effective Date, except as otherwise provided herein or in the
Confirmation Order, all Entities who have been, are, or may be holders of Claims against or Equity  Interests in the Debtor shall be enjoined  from taking any of the  following  actions  against  or  affecting  the  Debtor,  its  Estate,  its
Indemnitees,  or the Assets and  property  with respect to such Claims or Equity
Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

            (a) commencing, conducting, or continuing in any manner, directly or indirectly,  any  suit,  action,  or  other  proceeding  of any kind against the Debtor, its Estate,  its Indemnitees,  or the Assets, or
            any  direct  or  indirect   successor  in  interest  to  the  Debtor
            (including New WHX), or any assets or property of such transferee or successor  (including,  without limitation,  all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

            (b)  enforcing,   levying,   attaching,   collecting,  or  otherwise
            recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against the Debtor, its Estate, its
            Indemnitees,  or the Assets, or any direct or indirect  successor in interest  to the  Debtor  (including  New  WHX),  or any  assets  or property of such transferee or successor;

            (c)  creating,  perfecting,  or  otherwise  enforcing in any manner, directly or indirectly, any Lien against the Debtor, its Estate, its
            Indemnitees,  or the Assets, or any direct or indirect  successor in interest to any of the Debtor  (including New WHX), or any assets or property of such  transferee or successor other than as contemplated by the Plan;

            (d)  except as  provided  herein,  asserting  any  setoff,  right of subrogation,  or  recoupment  of any kind,  directly  or  indirectly against any obligation due the Debtor,  its Estate, its Indemnitees, or its Assets,  or any direct or indirect  successor  in interest to the Debtor  (including  New WHX),  or any assets or property of such transferee or successor; and

            (e) proceeding in any manner in any place  whatsoever  that does not conform  to or  comply  with  the  provisions  of  the  Plan  or the settlements  set forth  herein to the extent such  settlements  have
            been  approved  by  the   Bankruptcy   Court  in   connection   with
            confirmation of the Plan.

SECTION 4.5 EXCULPATION

            From  and  after  the  Effective  Date,   neither  the  Debtor,  its
Affiliates,  any Committee,  nor any of their  respective  directors,  officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity),  shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Debtor's restructuring, including the
formulation,  preparation,   dissemination,   implementation,   confirmation  or
approval of the Plan,  the Plan  Documents,  the  Disclosure  Statement,  or any
contract,  instrument,  release or other  agreement or document  provided for or contemplated in connection with the  consummation of the  transactions set forth in the Plan; PROVIDED,  HOWEVER,  that the foregoing provisions shall not affect the  liability  of any Person that  otherwise  would result from any such act or omission to the extent that act or  omission is  determined  in a Final Order to

                                       11

have constituted  gross negligence or willful  misconduct.  Any of the foregoing parties in all  respects  shall be  entitled  to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

SECTION 4.6 CORPORATE EXISTENCE.

            On the  Effective  Date:  (a)  New WHX  shall  exist  as a  separate corporate  entity,  with all corporate powers in accordance with the laws of the
State of its incorporation,  the New Charter,  and the New Bylaws, and (b) shall cease to exist as the Debtor.

SECTION 4.7 GOVERNANCE.

            (a) SELECTION OF DIRECTORS AND OFFICERS OF NEW WHX

      (i) On the Effective Date, the initial board of directors of New WHX shall be composed of the same  individuals  that composed the Debtor's  board of directors immediately preceding the Effective Date.

     (ii)  After  the  Effective  Date,  the terms and  manner of  selection  of directors  of New WHX shall be as  provided  in the New  Bylaws and the New
     Charter.

            (b) Upon the  occurrence  of the  Effective  Date and subject to the provisions of the Plan, the  management,  control,  and operation of
            New WHX shall  become  the  general  responsibility  of its board of directors, as constituted herein and pursuant to the New Charter and the New Bylaws.

SECTION 4.8 THE NEW CHARTER; NEW BYLAWS.

            Upon the  occurrence of the Effective  Date, the New Charter and the
New Bylaws shall become effective.

SECTION 4.9 EMPLOYMENT, RETIREMENT AND OTHER RELATED AGREEMENTS AND BENEFITS

            (a) As of the Effective  Date,  New WHX will have  authority to: (i)
            maintain, reinstate, amend, revise or terminate existing employment, retirement, welfare, incentive, severance, indemnification and other agreements  with its  active and  retired  directors,  officers  and
            employees,   subject  to  the  terms  and  conditions  of  any  such
            agreement; and (ii) enter into new employment,  retirement, welfare, incentive,  severance,  indemnification  and  other  agreements  for active and retired employees.

            (b) From and after the Effective  Date, New WHX will be obligated to
            pay  retiree   benefits  (as  defined  in  section  1114(a)  of  the
            Bankruptcy  Code),  if any,  in  accordance  with  the  terms of the retiree benefit plans or other  agreements  governing the payment of such benefits,  subject to any rights to amend,  modify or terminate such benefits  under the terms of the  applicable  retiree  benefits plan, other agreement or applicable nonbankruptcy law.

            (c) Upon the Effective  Date,  New WHX shall assume and continue the
            Pension Plan,  satisfy the minimum funding standards  pursuant to 26
            U.S.C.  ss. 412 and 29 U.S.C.  ss. 1082 and  administer  the Pension
            Plan in  accordance  with its terms and the  provisions of ERISA and the Internal Revenue Code. Nothing in the Plan shall be construed as discharging,  releasing  or  relieving  New WHX from  any  liability imposed  under any law or regulatory  provision  with respect to the
            Pension  Plan.  Notwithstanding  anything to the contrary  contained herein,  neither the PBGC nor the  administrator of the Pension Plan shall  be  enjoined  or  otherwise  precluded  from  enforcing  such liability with respect to the Pension Plan.

SECTION 4.10   EFFECTUATING PLAN DOCUMENTS.

            On or  before  ten (10)  Business  Days  prior to the  deadline  for parties  to vote to accept or reject the Plan,  the  Debtor  shall file with the
Bankruptcy Court substantially final forms of the agreements,  instruments,  and other  documents  that have been  identified  herein  as Plan  Documents,  which agreements,  instruments,  and documents  shall implement and be governed by the
Plan. Entry of the Confirmation Order shall authorize the officers of the Debtor and New WHX to execute, enter into, and deliver all documents,  instruments, and agreements,  including,  but not limited to, the Plan Documents, and to take all actions  necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

                                       12

SECTION 4.11            TRANSACTIONS ON THE EFFECTIVE DATE.

            On the Effective Date, unless otherwise provided by the Confirmation
Order,   the   following   shall  occur,   shall  be  deemed  to  have  occurred
simultaneously, and shall constitute substantial consummation of the Plan:

            (a) The Debtor shall cease to exist;

            (b) the New Charter and New Bylaws shall be authorized, approved and effective in all respects  without  further action under  applicable law,  regulation,  order,  or rule,  including,  without  express or implied  limitation,  any action by the stockholders or directors of
            The Debtor or New WHX;  except that the New  Charter  shall be filed with  the  appropriate  Secretary  of  State  of  the  State  on the
            Effective Date or as soon thereafter as practicable.

            (c) the Debtor's property transferred to New WHX shall automatically vest in New WHX without  further action on the part of the Debtor or any other Person;

            (d) the New WHX Common  Stock shall be  authorized  for  issuance as provided in the Plan; and

            (e) all payments,  deliveries,  and other  distributions  to be made pursuant  to  the  Plan  on or as  soon  as  practicable  after  the
            Effective Date shall be made or duly provided for.

SECTION 4.12            DISSOLUTION OF THE COMMITTEE

            On the  Effective  Date,  any  Committee  shall be dissolved and its members  shall  be  released  of  all of  their  duties,  responsibilities,  and obligations in connection with the Chapter 11 Case.

SECTION 4.13            CANCELLATION OF INSTRUMENTS AND AGREEMENTS

            Upon the  occurrence  of the  Effective  Date,  except as  otherwise provided  herein or in the  Confirmation  Order,  all  agreements,  instruments, indentures,  notes, warrants,  options,  share certificates,  or other documents
(other than any insurance policy of the Debtor)  evidencing,  giving rise to, or governing  any Claim or Equity  Interest  shall be deemed  canceled and annulled without further act or action under any applicable  agreement,  law, regulation, order,  or rule,  and the  obligations  of the  Debtor  under  such  agreements, instruments,  indentures, notes, warrants, options, share certificates, or other documents  shall  be  discharged;  PROVIDED,  HOWEVER,  that  the  Senior  Notes
Indenture  shall  continue in effect solely for the purposes of (a) allowing the holders of the Senior Notes Claims to receive their distributions hereunder, (b)
allowing the Indenture  Trustee to make the  distributions to be made on account of the Senior Notes,  and (c)  permitting  the Indenture  Trustee to recover the
Indenture Trustee Fees in accordance with Section 2.2(e) of this Plan.

SECTION 4.14     TREATMENT OF AFFILIATE CLAIMS

            Except as otherwise  expressly provided herein, all rights,  claims,
Causes of Action, obligations,  and liabilities between and among the Debtor and its Affiliates shall be reinstated and/or unimpaired on the Effective Date as if the Chapter 11 Case had not been filed.

SECTION 4.15     RELEASE OF INDENTURE TRUSTEE

            As of the Effective Date, each holder of a Senior Notes Claim to the fullest extent  permissible under applicable law, as such law may be extended or interpreted  subsequent  to the  Effective  Date,  shall be  deemed  to  forever release, waive, and discharge all Causes of Action that are based in whole or in part on any act, omission,  transaction,  or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture  Trustee or its agents,  attorneys,  and advisors that such entity has, had or may have, against the Indenture  Trustee or its agents,  attorneys,  and  advisors.  This release, waiver  and  discharge  will be in  addition  to the  discharge  of  claims  and termination of interests  provided herein and under the  Confirmation  Order and the Bankruptcy Code.

SECTION 4.16     RELEASE BY DEBTOR

            As of the Effective  Date, the Debtor shall be deemed to have waived and released its present and former  directors,  officers,  employees,  members, attorneys, consultants,  advisors, and agents (acting in such capacity) who were directors,  officers,  employees, members, attorneys,  consultants,  advisors or agents,  respectively,  at any time  during the Chapter 11 Case from any and all
Causes of Action of the Debtor,  including without limitation,  Causes of Action which  the  Debtor as the  Debtor in  possession  otherwise  has legal  power to assert, compromise, or settle in connection with the Chapter 11 Case, arising on

                                       13

or prior to the Effective Date; PROVIDED, HOWEVER, that the foregoing provisions shall not operate as a waiver or release of (i) contractual  obligations owed by such  person to the Debtor or (ii) Causes of Action  relating  to such  person's actions or  omissions  determined  in a Final  Order to have  constituted  gross negligence or willful misconduct.

                                   ARTICLE V

                     PROVISIONS GOVERNING DISTRIBUTIONS AND
                   FOR RESOLVING AND TREATING CONTESTED CLAIMS

SECTION 5.1   POWERS AND DUTIES OF THE DISBURSING AGENT.

            Pursuant to the terms and  provisions  of the Plan,  the  Disbursing
Agent  shall be  empowered  and  directed  to (a) take all steps and execute all instruments and documents  necessary to make distributions on account of Allowed
Claims  and  Allowed   Preferred  Equity  Interests;   (b)  make   distributions
contemplated  by the  Plan;  (c)  comply  with  the  Plan  and  its  obligations thereunder;  (d) employ,  retain, or replace  professionals to represent it with respect to its  responsibilities;  (e) object to Claims and Equity  Interests as specified  herein,  and  prosecute  such  objections;  (f) make annual and other periodic  reports  regarding the status of  distributions  under the Plan to the holders of Allowed Claims and Allowed  Preferred  Equity Interests (such reports to be made  available  upon  request to the  holders of any  Contested  Claim or
Preferred Equity Interest);  and (g) exercise such other powers as may be vested in the  Disbursing  Agent  pursuant to an order of the  Bankruptcy  Court or the
Plan.

SECTION 5.2   DISBURSING AGENT.

            The Disbursing Agent shall make or direct all distributions required under this Plan.

SECTION 5.3   MEANS OF CASH PAYMENT.

            Subject to the  provisions of the Plan,  Cash payments made pursuant to the Plan shall be by check drawn on a domestic bank, or by wire transfer from a domestic bank,  except that payments made to foreign creditors holding Allowed
Claims, to foreign  governmental units holding Allowed Priority Tax Claims or to foreign holders of Allowed Preferred Equity Interests shall be in such funds and by such means as are  customary or as may be  necessary in a particular  foreign jurisdiction.

SECTION 5.4   DELIVERY OF DISTRIBUTIONS.

            Subject to Bankruptcy  Rule 9010,  distributions  and  deliveries to holders of Allowed Claims and Allowed  Preferred  Equity Interests shall be made at the  address  of each such  holder  (a) as set forth on the proof of Claim or proof of Equity Interest filed by such holder,  or (b) at the last known address of such holder if the Disbursing Agent has been notified of a change of address, except as otherwise provided herein. If any holder's distribution is returned as undeliverable,  no further distributions to such holder shall be made unless and until the Disbursing Agent receives  notification of such holder's  then-current address,  at which time any missed  distributions  shall be made to such  holder without  interest.  Amounts in respect of undeliverable  distributions  shall be returned to the  Disbursing  Agent until such  distributions  are  claimed.  All claims  for  undeliverable  distributions  shall be made on or before  the first anniversary of the Distribution  Date.  After such date, all unclaimed  property shall revert to New WHX.

SECTION 5.5   FRACTIONAL SHARES

            No  fractional  shares of New WHX Common Stock shall be  distributed under the Plan.  When any  distribution  pursuant  to the Plan on  account of an
Allowed  Preferred  Equity Interest would otherwise  result in the issuance of a number of shares of New WHX Common Stock that is not a whole number,  the actual distribution of shares of New WHX Common Stock shall be rounded as follows:  (a)
fractions of one-half (1/2) or greater shall be rounded to the next higher whole number;  and (b) fractions of less than  one-half  (1/2) shall be rounded to the next lower whole number with no further payment or other distribution  therefor.
The total amount of authorized  shares of New WHX Common Stock to be distributed to holders of Allowed  Preferred Equity Interests shall be adjusted as necessary to account for the rounding provided in this Section 5.5.

                                       14

SECTION 5.6   SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES.

            Subject to the provisions of the Plan and the Confirmation Order, as a condition to receiving  distributions provided for by the Plan, each holder of a promissory note or other instrument  evidencing a Claim (other than the holder of a Senior Notes Claim) shall  surrender such  promissory note or instrument to the  Disbursing  Agent  within  sixty  (60)  days  of the  Effective  Date.  All promissory  notes and other  instruments  surrendered  pursuant to the preceding sentence shall be marked "Compromised and Settled Only as Provided in the Plan."
Except as set forth above or unless waived by the Disbursing  Agent,  any Person seeking  the  benefits  of being a holder of an  Allowed  Claim  evidenced  by a promissory  note or other  instrument  (other than the holder of a Senior  Notes
Claim),  that fails to surrender such promissory  note or other  instrument must
(a) establish the  unavailability of such promissory note or other instrument to the  reasonable  satisfaction  of the  Disbursing  Agent,  and  (b)  provide  an indemnity  bond in form and amount  acceptable to the  Disbursing  Agent holding harmless the Debtor and the Disbursing Agent from any damages,  liabilities,  or costs incurred a result of treating such Person as a holder of an Allowed Claim.
Thereafter,  such Person shall be treated as the holder of an Allowed  Claim for all purposes  under the Plan.  Notwithstanding  the  foregoing,  any holder of a promissory  note,  share  certificate,  or other  instrument  evidencing a Claim
(other than a holder of a Senior  Notes Claim) that fails within one year of the
Effective  Date to  surrender  to the Debtor such note or other  instrument  or, alternatively,  fails to satisfy the requirements of the second sentence of this paragraph  shall be deemed to have  forfeited all rights and Claims  against the
Debtor and shall not be entitled to receive any distribution under the Plan.

SECTION 5.7   EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE
              DISBURSING AGENT.

            The amount of any expenses  incurred by the  Disbursing  Agent on or after  the  Effective  Date  (including,  but not  limited  to,  taxes)  and any
compensation  and  expenses  (including  any   post-confirmation   fees,  costs,
expenses,  or taxes) to be paid to or by the Disbursing  Agent shall be borne by
New WHX.  Reasonable  professional  fees and expenses incurred by the Disbursing
Agent after the Effective Date in connection  with the  effectuation of the Plan shall be paid by each in the ordinary course of business.

SECTION 5.8   TIME BAR TO CASH PAYMENTS.

            Checks issued by the  Disbursing  Agent in respect of Allowed Claims shall be null and void if not  negotiated  within one hundred  eighty (180) days after the date of issuance  thereof.  Requests for reissuance of any check shall be made directly to the  Disbursing  Agent by the holder of the Allowed Claim to whom such check  originally was issued.  Any claim with respect to such a voided check shall be made on or before the later of (a) the first  anniversary  of the
Distribution  Date or (b) one  hundred  eighty  (180)  days  after  the  date of issuance  of such check.  After such date,  all claims in respect of void checks shall be discharged and forever barred.

SECTION 5.9   EXCULPATION OF THE DISBURSING AGENT.

            Subject to the provisions of this Section,  the Disbursing Agent, in its capacity as such, together with its officers, directors,  employees, agents, and  representatives  (acting in that  capacity),  is hereby  exculpated  by all holders of Claims and Equity  Interests,  and parties in interest,  from any and all  Causes of Action  arising  out of the  discharge  of the  powers and duties conferred upon the Disbursing  Agent, as the case may be, by the Plan, any Final
Order of the Bankruptcy  Court entered  pursuant to or in the furtherance of the
Plan, or applicable  law,  except for Causes of Action solely arising out of the
Disbursing Agent's gross negligence or willful misconduct.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Cause of Action (a) against the  Disbursing  Agent,  in its  capacity as such,  or its officers,  directors,  employees,  agents, and  representatives  (acting in that capacity) for making  payments in accordance  with the Plan, or for  liquidating assets to make payments  under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan.  Nothing  contained in this Section shall  preclude or impair any holder of an Allowed Claim or an Allowed  Preferred  Equity  Interest
from  bringing  an  action  in the  Bankruptcy  Court to  compel  the  making of distributions  contemplated  by the Plan on account  of such Claim or  Preferred
Equity Interest against the Debtor or New WHX.

SECTION 5.10    NO DISTRIBUTIONS PENDING ALLOWANCE.

            Notwithstanding  any other  provision  of the Plan,  no  payment  or distribution  shall  be made  with  respect  to any  Claim or  Preferred  Equity
Interest  unless  and until it becomes  an  Allowed  Claim or Allowed  Preferred
Equity Interest.  Any  distributions and deliveries to be made under the Plan on account of an Allowed Claim or Allowed  Preferred  Equity Interest shall be made on the Distribution Date with respect to such Allowed Claim or Allowed Preferred
Equity Interest,  as otherwise  provided for herein, or as may be ordered by the
Bankruptcy  Court and shall be made in accordance with the provision of the Plan

                                       15

governing the class of Claims or Equity Interests to which such Allowed Claim or
Allowed Preferred Equity Interest belongs.

SECTION 5.11      OBJECTION DEADLINE.

            As soon as  practicable,  but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion  of the  Debtor  with  notice  and a  hearing),  objections  to Claims or
Preferred  Equity  Interests shall be filed with the Bankruptcy Court and served upon the holder of each of the Claims or  Preferred  Equity  Interests  to which objections  are made;  PROVIDED,  HOWEVER,  that no objection  may be filed with respect to any Claim or Preferred  Equity  Interest that is Allowed on or before the Effective Date.

SECTION 5.12      PROSECUTION OF OBJECTIONS.

            Upon  occurrence of the Effective  Date,  only the Disbursing  Agent shall have authority to file, litigate, settle, or withdraw objections to Claims and Preferred Equity Interests.

SECTION 5.13      ESTIMATION OF CLAIMS.

            The Disbursing Agent may, at any time and from time to time, request that the  Bankruptcy  Court  estimate any  Contested  Claim  pursuant to Section
502(c) of the Bankruptcy Code  regardless of whether the Disbursing  Agent, or a
Committee  (as  applicable)  previously  objected to such Claim,  or whether the
Bankruptcy Court has ruled on any such objection,  and the Bankruptcy Court will retain  jurisdiction  to  estimate  any  Claim  at any  time  during  litigation concerning  any  objection  to any Claim,  including  during the pendency of any appeal  relating to any such objection.  In the event that the Bankruptcy  Court estimates any Contested Claim,  that estimated amount will constitute either the
Allowed  amount  of  such  Claim  or a  maximum  limitation  on such  Claim,  as determined  by the  Bankruptcy  Court.  If the  estimated  amount  constitutes a maximum limitation on such Claim, the Disbursing Agent, or a Committee may elect to pursue any supplemental proceedings to object to any ultimate payment on such
Claim. All of the objection,  estimation,  settlement, and resolution procedures set  forth in the Plan  are  cumulative  and not  necessarily  exclusive  of one
another.  Claims  may  be  estimated  and  subsequently  compromised,   settled,
withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

SECTION 5.14      INDENTURE TRUSTEE AS CLAIM HOLDER.

            Consistent with Bankruptcy Rule 3003(c),  the Debtor shall recognize proofs of claim filed by the Indenture  Trustee with respect to the Senior Notes
Claims.  Accordingly,  any Claim,  proof of which is filed by the  registered or beneficial  holder of a Claim,  may be disallowed as duplicative of the Claim of the Indenture  Trustee,  without need for any further action or Bankruptcy Court order.

SECTION 5.15      DISTRIBUTIONS TO CLAIM HOLDERS.

            All distributions to holders of Claims will be deemed to apply first to the principal  amount of such Claims until such  principal  amount is paid in full,  and then the  remaining  portion of such  distribution,  if any,  will be deemed to apply to any pre-petition accrued interest included in such Claims.

                                   ARTICLE VI

                            RETENTION OF JURISDICTION

SECTION 6.1   SCOPE OF JURISDICTION.

            Notwithstanding   the  entry  of  the  Confirmation  Order  and  the
occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Case to:

              (a) allow, disallow, determine,  liquidate, classify, estimate, or establish  the  priority or  secured,  unsecured  or  subordinated status of any Claim or Equity  Interest,  including the resolution of any  request for  payment of any  Administrative  Claim and the resolution of any and all  objections to the allowance or priority of Claims;

                                       16

              (b) grant or deny any  applications  for  allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

              (c) resolve any matters related to the assumption,  assumption and assignment,  or rejection of any  executory  contract or unexpired lease to which the Debtor is a party or with  respect to which the
              Debtor may be liable and to hear,  determine  and,  if  necessary, liquidate, any Claims arising therefrom;

              (d) ensure  that  distributions  to holders of Allowed  Claims and
              Allowed  Preferred Equity  Interests are accomplished  pursuant to the  provisions  of the Plan,  including  ruling on any  motion or other pleading filed pursuant to the Plan;

              (e)  decide  or  resolve  any  motions,   adversary   proceedings,
              contested or litigated matters,  and any other matters,  and grant or deny any  applications  involving the Debtor or the  Disbursing
              Agent  that may be  pending on or  commenced  after the  Effective
              Date;

              (f)  enter  such  orders as may be  necessary  or  appropriate  to implement  or  consummate  the  provisions  of the  Plan  and  all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure
              Statement,  or to  correct  any  defect,  cure  any  omission,  or reconcile any inconsistency therein;

              (g) resolve any cases, controversies,  suits, or disputes that may arise in  connection  with the  consummation,  interpretation,  or enforcement of the Plan, or any Person's  obligations  incurred in
              connection   therewith,   or  any  other   agreements   governing,
              instruments  evidencing,   or  documents  relating  to  the  Plan,
              including  the   interpretation  or  enforcement  of  any  rights,
              remedies, or obligations under the Plan;

              (h) issue  injunctions,  enter and implement other orders, or take such other actions as may be necessary or  appropriate to restrain interference by any entity with consummation or enforcement of the
              Plan, except as otherwise provided herein;

              (i)  enter  and   implement   such  orders  as  are  necessary  or
              appropriate if the Confirmation  Order is for any reason modified, stayed, reversed, revoked, or vacated;

              (j) determine any other matters that may arise in connection  with or relate to the Plan, the Disclosure Statement,  the Confirmation
              Order, or any contract,  instrument,  release, indenture, or other agreement or document  created in connection  with the Plan or the
              Disclosure Statement; and

              (k) enter a final decree as contemplated by Bankruptcy Rule 3022.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

SECTION 7.1     PAYMENT OF STATUTORY FEES.

            All fees payable  pursuant to Section 1930 of title 28 of the United
States Code that come due prior to the  Effective  Date,  as  determined  by the
Bankruptcy Court at the Confirmation Hearing,  shall be paid by the Debtor on or before the Effective  Date.  After the Effective  Date, and until the Chapter 11
Case is closed,  converted,  or dismissed,  the Disbursing  Agent shall pay fees pursuant  to Section  1930 of title 28 of the United  States Code as they become due.

SECTION 7.2    NO INTEREST OR ATTORNEYS' FEES.

            Subject  to  the  provisions  of  the  Plan,  or as  allowed  by the
Bankruptcy  Court,  (a) no interest,  penalty,  or late charge arising after the
Petition Date shall be allowed on, or in connection  with,  any Claim and (b) no award or  reimbursement  of attorneys fees or related  expenses or disbursements shall be allowed on, or in connection with, any Claim or Equity Interest.

                                       17

SECTION 7.3     MODIFICATIONS TO THE PLAN.

            (a) The Debtor reserves the right to amend or modify the Plan at any time  prior  to the  entry of the  Confirmation  Order  in  accordance  with the
Bankruptcy Code and Bankruptcy  Rules.  The Debtor reserves the right to include any amended exhibits in the Plan Documents,  whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit.

            (b) After the entry of the Confirmation  Order, the Debtor may amend or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in accordance  with the provisions of the Bankruptcy Code and Bankruptcy Rules.

            (c) A holder of a Claim or Equity  Interest  that has  accepted  the
Plan  shall be deemed to have  accepted  the Plan as  modified  if the  proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

SECTION 7.4     REVOCATION OF PLAN.

            The  Debtor  reserves  the right in the good faith  exercise  of its fiduciary  duties to revoke and withdraw the Plan prior to the occurrence of the
Effective Date in accordance  with Section 1127 of the  Bankruptcy  Code. If the
Debtor  revokes or withdraws the Plan, or if the Effective  Date does not occur, then the Plan shall be deemed null and void and nothing  contained  herein shall be deemed to  constitute  a waiver or release  of any  claims by or against  the
Debtor or any other  Person or to  prejudice  in any  manner  the  rights of the
Debtor or any Person in any proceedings involving the Debtor.

SECTION 7.5     EXEMPTION FROM TRANSFER TAXES.

            Pursuant to Section  1146(c) of the  Bankruptcy  Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any  mortgage,  deed of trust,  or other  security  interest,  the  making or assignment  of any lease or  sublease,  or the making or delivery of any deed or other  instrument of transfer under,  in furtherance of, or in connection  with, the Plan, including, without limitation, those contemplated by any agreements of consolidation,  deeds, bills of sale, or assignments executed in connection with any of the transactions  contemplated under the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, use, or other similar tax.

SECTION 7.6     SETOFF RIGHTS.

            Subject to the provisions of Section 553 of the Bankruptcy  Code, in the event that the Debtor has a Cause of Action of any nature whatsoever against the holder of a Claim or Equity  Interest,  the Debtor may,  but is not required to,  setoff  against  the Claim or Equity  Interest  (and any  payments or other distributions to be made in respect of such Claim or Equity Interest  hereunder)
the Debtor's Cause of Action against the holder.  Neither the failure to set off nor the  allowance  of any  Claim  or  Equity  Interest  under  the  Plan  shall constitute  a waiver or release  by the  Debtor of any Cause of Action  that the
Debtor has against the holder of a Claim or Equity Interest.

SECTION 7.7     COMPLIANCE WITH TAX REQUIREMENTS.

            In connection  with the Plan,  the Debtor and the  Disbursing  Agent shall comply with all withholding and reporting requirements imposed by federal, state,  local, and foreign taxing  authorities and all  distributions  hereunder shall be subject to such withholding and reporting requirements.

SECTION 7.8     COMPLIANCE WITH ALL APPLICABLE LAWS.

            If notified by any governmental authority that it is in violation of any applicable law, rule,  regulation,  or order of such governmental  authority relating to its  businesses,  the Debtor  shall take  whatever  action as may be required to comply with such law, rule, regulation, or order; PROVIDED, HOWEVER, that nothing  contained  herein shall require such compliance if the legality or applicability  of any such  requirement is being contested in good faith and, if appropriate, an adequate reserve for such requirement has been set aside.

SECTION 7.9     BINDING EFFECT.

            The Plan  shall be  binding  upon and  inure to the  benefit  of the
Debtor,  the WHX Entities,  the holders of all Claims and Equity Interests,  and their respective successors and assigns.

                                       18

SECTION 7.10    NOTICES.

            Whenever service is required in the Plan, such service shall be made so as to be received by 5:00 p.m. Eastern Time on or before the date required.

SECTION 7.11    GOVERNING LAW.

            Unless  a rule  of law or  procedure  is  supplied  by  federal  law
(including the Bankruptcy Code and Bankruptcy  Rules),  the laws of the State of
New York shall govern the  construction and  implementation  of the Plan and any agreements,  documents,  and instruments executed in connection with the Plan or the Chapter 11 Case,  including the Plan  Documents,  except as may otherwise be provided in such agreements, documents, instruments, and Plan Documents.

SECTION 7.12    SEVERABILITY.

            If the Bankruptcy  Court  determines  that any provision of the Plan would be unenforceable or would prevent the Plan from being confirmed, either on its face or as  applied  to any Claim or Equity  Interest  or  transaction,  the
Debtor may modify the Plan so that such provision shall not be applicable to the holder of any Claim or Equity  Interest or in such manner as will allow the Plan to be confirmed.  Such a determination  by the Bankruptcy Court and modification by the Debtor  shall not (a) limit or affect the  enforceability  and  operative effect of any other provision of the Plan, or (b) require the  resolicitation of any acceptance or rejection of the Plan.

SECTION 7.13    SECTION 1125(E) OF THE BANKRUPTCY CODE.

            As of the  Confirmation  Date,  the  Debtor  shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the  Confirmation  Date, the Debtor and
each of its  affiliates,  agents,  directors,  officers,  employees,  investment bankers, financial advisors,  attorneys, and other professionals shall be deemed to have  participated  in good  faith  and in  compliance  with  the  applicable provisions  of the  Bankruptcy  Code in the  offer and  issuance  of the New WHX
Common Stock  hereunder,  and  therefore  are not, and on account of such offer, issuance and solicitation  shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or  rejections  hereof  or the  offer  and  issuance  of New  WHX  Common  Stock hereunder.

Dated:    March 7, 2005

                            [Signature Page Follows]

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                                           WHX CORPORATION

                                           -------------------------------------
                                           By:  Neale X. Trangucci
                                           Its: Chief Executive Officer

                                       20